UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2006
NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217

(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY	10019-5400

(Address of Principal Executive Offices)	(Zip Code)
(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     At the 2006 annual stockholders meeting of NexCen Brands, Inc. (the “Company”), which was held on October 31, 2006, the Company’s stockholders approved the sale of its remaining mortgage backed securities (“MBS”) portfolio for the purpose of discontinuing its MBS business and allocating all cash proceeds from such sale to the growth and development of the Company’s intellectual property (“IP”) business. One security was sold and settled on October 31, 2006, with the remainder sold pursuant to forward sale arrangements which will settle on November 21, 2006. The Company expects to recognize a gain in the fourth quarter of 2006 of approximately $743,000 relating to the sale of these bonds.
     The Company is no longer engaged in the MBS business. As a result, in all future accounting periods, beginning with the fourth quarter of 2006, the results of the MBS business, will be reported in discontinued operations. For future reporting periods, the Company will also revise the presentation of the comparative period financial statements to reclassify MBS to discontinued operations so that prior periods will be presented on a comparable basis.
     A copy of the Company’s November 1, 2006 press release announcing the sale of MBS is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.
     Pro form financial information relating to this transaction is contained in Item 9.01(b) below.
Item 9.01 Financial Statements and Exhibits
(b) Pro forma financial information (unaudited)
The following unaudited Pro Forma Financial Statements are included with this report:
The unaudited pro forma financial statements are based on the financial statements of NexCen Brands, Inc. after giving effect to the Company’s disposition of its remaining MBS business are filed hereto as Exhibit 99.1.
(d) Exhibits

99.1	Unaudited Pro Forma Financial Statements

99.2	Press Release dated November 1, 2006

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 3, 2006.

NEXCEN BRANDS, INC.

/s/ David B. Meister

By: David B. Meister
Its: Chief Financial Officer